Exhibit 99.1

NOTICE OF REDEMPTION TO

THE HOLDERS OF THE

6.00% Notes due 2027

of Saratoga Investment Corp.

(CUSIP No. 80349A 802)*

Redemption Date: September 18, 2026

NOTICE IS HEREBY GIVEN, pursuant to Section 1104 of the Indenture, dated as of May 10, 2013 (the “Base Indenture”), by and between Saratoga Investment Corp., a Maryland corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), and Section 1.01(h) of the Tenth Supplemental Indenture, dated as of April 27, 2022 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee, that the Company is electing to exercise its option to redeem, in whole, the 6.00% Notes due 2027 (the “Notes”). The Company will redeem $105,500,000 in aggregate principal amount of the issued and outstanding Notes on September 18, 2026 (the “Redemption Date”). The redemption price for the Notes equals 100% of the $105,500,000 aggregate principal amount of the Notes being redeemed (or $25 in principal amount per Note), plus the accrued and unpaid interest thereon through, but excluding, the Redemption Date (the “Redemption Payment”). The aggregate accrued interest on the Notes being redeemed that is payable on the Redemption Date will be $316,500.00 (or $0.07500 on each $25 principal amount of the Notes being redeemed).

On the Redemption Date, the Redemption Payment will become due and payable to the holders of the Notes (the “Holders”). Interest on the $105,500,000 in aggregate principal amount of the issued and outstanding Notes being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Payment with respect to the Notes, the only remaining right of the Holders with respect to the Notes will be to receive payment of the Redemption Payment upon presentation and surrender of such Notes to the Trustee in its capacity as Paying Agent. Notes held in book-entry form will be redeemed and the Redemption Payment with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company.

Payment of the Redemption Payment to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Hand or Overnight Mail: U.S. Bank Trust Company, National Association Corporate Trust Services 111 Fillmore Avenue E. St. Paul, MN 55107

*	The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the Holders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Notes or as indicated in this Notice of Redemption.

NOTICE

Under U.S. federal income tax law, the Trustee or other withholding agent may be required to backup withhold at a rate of 24% on any gross payment to a Holder (other than a corporation, financial institution, or Holder that otherwise qualifies for an exemption) (i) who fails to provide a taxpayer identification number and other required certifications or (ii) with respect to whom the Internal Revenue Service (“IRS”) notifies the Trustee or other withholding agent that such holder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. To establish an exemption from backup withholding, a Holder will need to complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentment and surrender of the Notes called for redemption and otherwise comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional taxes and may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, if any, provided that such holder timely provides certain required information to the IRS. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption.

Saratoga Investment Corp.

Dated: August 19, 2026	By: U.S. Bank Trust Company, National Association (as successor in interest for U.S. Bank National Association), as Trustee and Paying Agent